EXHIBIT 23.2

         CONSENT OF FORMER INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2004, relating to the consolidated financial statements and the financial statement schedule, which appears in Tegal Corporation's Annual Report on Form 10-K for the year ended March 31, 2004.


/s/ PricewaterhouseCoopers LLP

San Jose, California
September 24, 2004